LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of the 31st day of March, 2025, by and between AQCF Titling Trust, a Delaware Trust and an affiliate of Ansley Park Capital LLC, a Delaware limited liability company (“Lender”) and Rust Constructors Inc., a Delaware corporation and The Leasing Corporation, a Nevada corporation (collectively, the “Borrower” or “Debtor”).

WHEREAS, Borrower has requested a loan and/or similar financing from Lender in order to purchase or obtain certain property, equipment or assets which constitutes collateral pursuant to this Loan, refinance the existing indebtedness of the Borrower related to such equipment or assets that constitute collateral pursuant to this Loan and for working capital purposes, all of which is secured by the collateral as further defined hereunder ; and

WHEREAS, Lender is willing to provide such loan and/or similar financing to Borrower upon the terms and conditions set forth herein.

Capitalized terms used herein without definition shall have the meanings assigned to them in Schedule A attached hereto and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.
Advance of Loan.
(a)
The Loan. On the terms and conditions hereinafter set forth, the parties agree that Lender shall lend to Borrower Fifteen Million Dollars ($15,000,000.00) (the “Loan”) on the terms specified pursuant hereto. Time is of the essence.

(b)
Promissory Note. The obligation to repay the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrower to the order of Lender in form and substance satisfactory to Lender (hereinafter collectively referred to as the “Promissory Note”).
(c)
Expiration of Commitment. The obligation of Lender to make the Loan herein shall expire on September 25, 2025; provided, however, that such obligation shall terminate (at Lender’s option) upon the occurrence of any Default or of any event which, with the giving of notice or lapse of time, or both, would become a Default hereunder.
(d)
Single Loan. The Loan and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

2.
Payments and Prepayment of Loan

(a)
Principal Payment. On each Payment Date, Borrower shall pay the aggregate principal payments owed with respect to the Loan as set forth in the Promissory Note; provided, however, on the Stated Maturity Date or date of acceleration of the Loan, Borrower shall repay in full the aggregate of then outstanding principal amount of the Loan plus all accrued and unpaid interest thereon, any Prepayment Fee applicable to the Loan and all other amounts owed hereunder and under each Loan Document related to the Loan. Borrower shall pay accrued interest on the Loan on each Payment Date as provided in Section 2(d) hereof.

(b)
Prepayment. Borrower shall have the right, after the first anniversary of the Closing Date, upon thirty (30) days’ prior written notice to Lender, to prepay all (but not less than all) of the Loan on any Business Day. If Borrower exercises its right of prepayment, Borrower shall pay to Lender the outstanding principal amount of the Loan, all

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accrued interest thereon, all other amounts owed under any Loan Document and any applicable Prepayment Fee, none of which shall be refundable.

(c)
Acceleration. Upon any acceleration of the Loan pursuant to this Agreement or any other Loan Document, Borrower shall immediately repay all (or if only a portion is accelerated thereunder, such portion of) the Loan then outstanding, including all accrued and unpaid interest thereon, plus the aggregate Prepayment Fee for the Loan and all other amounts owed under the Loan Documents.
(d)
Interest. Borrower shall pay interest to Lender on the aggregate outstanding principal balance of the Loan at the rate specified in the Promissory Note (the “Loan Rate”). In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Interest shall be payable on the outstanding principal amount of the Loan on each Payment Date. If any payment due hereunder or under any other Loan Document is not received within five (5) days of its due date, Borrower shall pay a late charge equal to five (5) percent of the amount in arrears.

(e)
Default Rate. Effective upon the occurrence of any Default and for so long as any Default shall be continuing, upon the provision of notice by Lender in a default notice, reservation of rights or similar document to Borrower, the Loan Rate shall be increased by two (2) percent per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Default at the Default Rate applicable to such Obligations.

(f)
Payment Date. If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.
(g)
Payment. Borrower shall make each payment under this Agreement without set-off, counterclaim or deduction and free and clear of all Taxes, except as required by Applicable Law, to such account or address as Lender shall specify from time to time in writing. If Borrower shall be required by Applicable Law to deduct any Tax from any payment to Lender under any Loan Document, then Borrower shall be entitled to make such deduction and the amount payable to Lender shall be increased so that, after making such required deductions, Lender receives an amount equal to that which it would have received had no such deduction been made; provided that Lender has provided Borrower with a properly completed and executed IRS Form W-9 (or successor form) prior to such payment certifying that Lender is exempt from U.S. federal backup withholding tax.
(h)
Application of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances on behalf of Borrower for: (1) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (2) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (3) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement.

3.
Security. As security for the payment as and when due of the indebtedness of Borrower to Lender hereunder and under the Promissory Note (and any renewals, extensions and modifications thereof) and under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), and the performance as and when due of all other Obligations of Borrower to Lender, both now in existence and hereafter created (as the same may be renewed, extended or modified), Borrower hereby grants to Lender a [purchase money] security interest in: (a) the items of equipment described on the collateral schedule(s) in form and substance satisfactory to Lender (hereinafter collectively referred to as the “Collateral Schedule”) now or hereafter executed in connection with the Promissory Note, together with all related software (embedded therein or otherwise) and all replacements, substitutions and exchanges therefor and thereof and accessions thereto (the “Equipment”); (b) as and to the extent applicable, all leases, rental contracts, chattel paper, accounts, security deposits and general intangibles relating thereto, in each case in which Borrower shall from time to time acquire an interest; and (c) and any and all Proceeds thereof (the “Collateral”). Borrower agrees that, with respect to the Collateral, Lender shall have all of the rights and remedies of a secured party under the UCC. Borrower hereby authorizes Lender to file UCC financing statements (“UCC Statements”) describing the Collateral. Without Lender’s prior written consent, Borrower agrees not to file any information statements or termination statements or partial releases with respect to any UCC Statements filed by Lender pursuant to this Agreement.

4.
Conditions Precedent to Lender’s Obligation. The obligation of Lender to make the Loan as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrower, to the reasonable satisfaction of Lender and its counsel, of the following conditions precedent:
(a)
Initial Advance. Concurrently with the execution hereof, or on or prior to the first date on which Lender is to advance the Loan hereunder, Borrower shall cause to be provided to Lender the following:

(1)
A Promissory Note in the amount of the Loan, duly executed on behalf of Borrower, pursuant to Section 1 hereof.
(2)
Resolutions of governing body or validly authorized executive committee of Borrower, certified by the Secretary or an Assistant Secretary of Borrower, duly authorizing the borrowing of funds hereunder and the execution, delivery and performance of this Agreement, the Promissory Note and all related instruments and documents.
(3)
Intentionally Omitted.

(4)
An Agreement of Guaranty in form and substance satisfactory to Lender (hereinafter referred to as the “Guaranty”) duly executed by or on behalf of each of Shimmick Construction Company, Inc., a California corporation (“Shimmick”), and Shimmick Corporation, a Delaware corporation (“Holdings”; and each of Holdings, Shimmick referred to as “Guarantor” and collectively “Guarantors”).

(5)
Resolutions of the governing body or validly authorized executive committee of Guarantor, certified by the Secretary or an Assistant Secretary of Guarantor, duly authorizing the undertaking to guarantee Borrower’s obligations hereunder and the execution, delivery and performance of the Guaranty.
(6)
Intentionally Omitted.

(b)
Each Advance. On each date on which Lender is to advance funds hereunder, Borrower shall cause to be provided to Lender the following:

(1)
A Promissory Note in the amount of the Loan, duly executed on behalf of Borrower, pursuant to Section 1 hereof.
(2)
Evidence satisfactory to Lender as to due compliance with the insurance provisions of Section 6(f) hereof.

(3)
Photocopies of the invoice(s) or other evidence reasonably satisfactory to Lender and its counsel, related to the acquisition cost of the Equipment to which such advance of the Loan relates; and, if requested by Lender, an appraisal of such Equipment in form and substance, and by an appraiser, acceptable to Lender.

(4)
A Collateral Schedule describing the Equipment to which such advance of the Loan relates, duly executed on behalf of Borrower.
(5)
A Pay Proceeds Authorization in the amount of the Loan to be advanced on such date, duly executed on behalf of Borrower.

(6)
If the Equipment involved motor vehicles or other titled assets, such documents and instruments as reasonably may be required by Lender to note Lender as the registered lienholder on the certificate of title (the “Title Lien Notation Documents”) with respect to the Equipment to which such advance of the Loan relates.

(7)
Such filings shall have been made and other actions taken as reasonably may be required by Lender and its counsel to perfect a valid, first priority security interest granted by Borrower to Lender with respect to the Collateral.

(8)
No Default or event which, with the giving of notice or lapse of time, or both, would become a Default hereunder, shall have occurred.

(9)
No event shall have occurred which could have a Material Adverse Effect.
5.
Representations and Warranties. Borrower hereby represents and warrants that, as of the Closing Date:
(a)
Business Existence. Borrower has the form of business organization and is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction, specified below the signature of Borrower;

and is duly qualified and authorized to transact business and is in good standing wherever necessary to perform its obligations under the Loan Documents, including each jurisdiction in which the Collateral is to be located.

(b)
Requisite Power and Authority. Borrower has the requisite power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder; and the borrowing hereunder by Borrower from Lender, the execution, delivery and performance of the Loan Documents, (1) have been duly authorized by all necessary action consistent with Borrower’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien or encumbrance upon the property of Borrower under any agreement to which Borrower is a party or by which it or its property is bound, which, either individually or in the aggregate, would have a Material Adverse Effect.
(c)
No Consents or Approvals. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of any of the transactions by Borrower contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

(d)
Enforceability. This Agreement constitutes, and all other Loan Documents when entered into will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

(e)
Litigation. Except as previously disclosed to Lender, in the form of the attached 18-page Litigation Schedule 4.06, there are no pending or threatened actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. Further, Borrower is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have a Material Adverse Effect.

(f)
Not Real Property Fixtures. Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures.
(g)
Validity and Priority of Security Interest. Upon payment in full of the acquisition cost of the Equipment, Borrower will have good and marketable title to the Equipment, free and clear of all Liens and encumbrances (excepting only the Lien of Lender). Upon the last to occur of: (1) delivery of an item of Equipment, (2) payment to the vendor of the acquisition cost of such item of the Equipment, (3) advance by Lender to Borrower of the Loan relating to such item of the Equipment, (4) if applicable, filing in the appropriate public office of a UCC financing statement naming Borrower as debtor, and Lender as secured party, and describing such item of the Equipment, and (5) filing in the appropriate public office of the Title Lien Notation Documents with respect to that portion of the Equipment comprised of certificate of title motor vehicles, Lender will have a valid, perfected, first priority security interest in such item of the Equipment.

(h)
Financial Statements. The financial statements of Borrower (copies of which have been furnished to Lender) have been prepared in accordance with GAAP, and fairly present Borrower’s financial condition and the results of Borrower’s operations in all material respects as of the date of and for the period covered by such statements, and since the date of such statements there has been no Material Adverse Effect on such conditions or operations.
(i)
Tax Returns and Payments. Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor have been established as required under GAAP or where a failure to so file or pay, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the extent Borrower believes it advisable to do so, Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

(j)
No Violation of Law. Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a Material Adverse Effect, and Borrower has obtained any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.
(k)
Use of Proceeds. None of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any “margin security” or “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”) or for any other purpose which might make the transactions contemplated herein a “purpose credit” within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

(l)
Business Information. The legal name, jurisdiction of organization and Federal Employer Identification Number of Borrower, specified on the signature page hereof, are true and correct. Expect as provided on Schedule 1(b), within the previous six (6) years, Borrower has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lender in writing.
(m)
ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of Borrower under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. Neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

(n)
Full Disclosure. No information contained in any Loan Document, the financial statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
(o)
Liens. Solely as of the Closing Date, and subject to Lender’s express acknowledgment that such Liens described in this Section 5(o) shall be Permitted Liens if arising subsequent to the Closing Date, there are no Liens with respect to the Equipment and Collateral that are:
(i)
arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of right of any Loan Party to protest such Liens; or

(ii)
for unpaid Taxes, assessments, or other governmental charges or levies that either (A) are not yet delinquent, or (B) do not have priority over Lender’s Liens and the underlying Taxes, assessments, or charges or levies are the subject of the right of any Loan Party to protest such Taxes, assessments, charges or levies.
6.
Covenants of Borrower. Borrower covenants and agrees as follows:
(a)
Application of Proceeds. The proceeds of the Loan will be used exclusively for business or commercial purposes to (i) reimburse Borrower with respect to the acquisition cost of the Equipment and Collateral, and (ii) to refinance existing indebtedness of Borrower as related to the Equipment and Collateral that constitute Collateral pursuant to this Loan; and (iii) for working capital purposes, all of which is secured by the Collateral as defined hereunder.

(b)
Use of Collateral. Borrower shall use the Equipment solely in the Continental United States and in the conduct of its business and in a careful and proper manner, and (without the prior written consent of Lender) shall not permit the Equipment to be operated or used by, or to come into or remain in the possession of, anyone but Borrower (other than the possession of the owner of a project site as a result of the Equipment being located at such project site). The Borrower shall not permanently discontinue use of the Equipment.

(c)
No Sale or Further Encumbrance. Borrower shall not dispose of or further encumber its interest in the Collateral without the prior written consent of Lender. Borrower shall maintain the Equipment free from all claims, Liens and legal processes of creditors of Borrower other than any Permitted Lien. Borrower shall notify Lender immediately upon receipt of notice of any Lien, attachment or judicial proceeding affecting the Equipment in whole or in part, other than any Permitted Lien.
(d)
Fees and Taxes; Maintenance. Borrower, at its own expense, will pay or cause to be paid all material taxes and fees relating to the ownership and use of the Equipment that become due and payable (unless and to the extent only that such taxes or fees are contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor are established as required under GAAP), and will keep and maintain, or cause to be kept and maintained, the Equipment in accordance with the manufacturer’s recommended specifications, and in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted, and will make all modifications and improvements to the Equipment as are required by Applicable Law; and will provide all maintenance and service and make all repairs necessary for such purpose.

(e)
Loss or Damage. Borrower shall advise Lender in writing within ten (10) days of the occurrence of any material damage, loss, theft, destruction or governmental confiscation or appropriation of any item of the Equipment (an “Event of Loss”) and of the circumstances and extent of such Event of Loss. (1) Within thirty (30) days after receipt of notice from Lender, Borrower shall (at Lender’s option) either: (x) replace the item of Equipment having suffered the Event of Loss with equipment of the same make and model, and which is in as good an operating condition as the item of Equipment having suffered the Event of Loss (assuming such item was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss), and is free and clear of all Liens, and has a value and utility at least equal to the item of Equipment having suffered the Event of Loss; and such replacement equipment shall immediately be deemed “Equipment” hereunder and subject to the security interest granted by Borrower herein; or (y) prepay the Obligations to the extent attributable to the unpaid portion of the Obligations funded with respect to the item of Equipment having suffered the Event of Loss. The amount to be prepaid by Borrower shall be the sum of the following amounts: (i) the product of (A) the then unpaid principal amount of the related Promissory Note, times (B) a fraction having a numerator equal to the original cost of such item of Equipment, over a denominator equal to the aggregate original cost of all of the items of Equipment described on the Collateral Schedule relating to such Promissory Note (and not having previously been released from the Lender’s Lien hereunder without being replaced pursuant to this Agreement), (ii) interest accrued thereon to the date of prepayment, and (iii) all costs and expenses incurred by Lender in connection with any such Event of Loss (including the prepayment) together with any Prepayment Fee payable with respect thereto and any and all other amounts then due hereunder, under the related Promissory Note and/or the other Loan Documents. (2) If any item of Equipment is damaged and such damage can be repaired, Borrower shall (at its expense) promptly effect such repairs. Proceeds of insurance shall be paid to Lender with respect to such reparable damage to the Equipment and shall, at the election of Lender, be applied either to the repair of the Equipment by payment by Lender directly to the party completing the repairs, or to the reimbursement of Borrower for the cost of such repairs; provided, however, that Lender shall have no obligation to make such payment or any part thereof until receipt of such evidence as Lender shall deem satisfactory that such repairs have been completed, and further provided that Lender may apply such proceeds to the payment of any installment or other sum due or to become due under this Agreement if at the time such proceeds are received by Lender there shall have occurred and be continuing any Default or Event of Default. All accessories, parts and replacements for or which are added to or become attached to the Equipment shall immediately be deemed incorporated in the Equipment and subject to the security interest granted by Borrower herein. Upon reasonable advance notice, Lender shall have the right to inspect the Equipment and all maintenance records thereto, if any, at any reasonable time.
(f)
Personal Property. The parties intend that the Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property, and Borrower shall obtain and deliver to Lender (to be recorded at Borrower’s expense) from each Person having an interest in or Lien on the property (the “Premises”) where the Equipment is to be located, waivers of any Lien, encumbrance or interest which such Person might have or hereafter obtain or claim with respect to the Equipment.
(g)
Insurance. At its own expense, Borrower shall keep the Equipment or cause it to be kept insured against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lender under a lender’s loss payee endorsement. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied, at Lender’s option, (x) toward the replacement, restoration or repair of the Equipment which may be lost, stolen, destroyed or damaged, or (y) toward payment of the balance outstanding on the Promissory Note or the Obligations. In addition, Borrower shall also carry public liability insurance, both personal injury and property damage. If Equipment includes equipment governed by a certificate of title, then Borrower shall also have insurance for comprehensive and collision coverage of such Equipment. All insurance required hereunder shall be in form and amount and with companies satisfactory to Lender. Borrower shall pay or cause to be paid the premiums therefor and deliver to Lender evidence satisfactory to Lender of such insurance coverage. Borrower shall cause to be provided to Lender, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lender of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (1) it will give Lender thirty (30) days’ prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.
(h)
Further Assurances. Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

(i)
Notices to Lender. Borrower shall provide written notice to Lender: (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of Borrower or of Borrower’s organizational structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes a Default (as hereinafter defined) hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder.

(j)
Delivery of Financial Information. Borrower shall furnish Lender (1) within one hundred twenty (120) days after the end of each fiscal year of Borrower, its balance sheet as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Lender; (2) within sixty (60) days after the end of each quarter of Borrower’s fiscal year, its balance sheet as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all reports, forms and other filings required to be made by Borrower to the Securities and Exchange Commission (“SEC”) if any, as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, in each case, within the time periods set forth in clauses (1) and (2), Borrower shall be deemed to have satisfied the requirements of clauses (1),

(2) and (3)). Upon the written request of Lender, Borrower will deliver to Lender any additional information reasonably requested by Lender relating to the Collateral and/or the general financial condition of Borrower.

(k)
Notice of Bankruptcy. Borrower shall provide written notice to Lender of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.
(l)
USA Patriot Act, etc. (1) Lender began complying with Section 326 of the USA Patriot Act effective October 1, 2003. The parties hereto acknowledge that to help the United States government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to Lender such information as it may request, from time to time, in order for Lender and its parents, to satisfy the requirements of the USA Patriot Act, including, but not limited to, the name, address, tax identification number, date of birth, and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account. Lender may also ask to see formation documents such as articles of incorporation or a driver’s license, as applicable, or other identifying documents. (2) Borrower is and will remain in full compliance with all Applicable Laws including, without limitation, (i) ensuring that no Person who owns a controlling interest in or otherwise controls Borrower is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a Person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(m)
Indemnification. Borrower shall indemnify (on an after-tax basis) and defend Lender, its successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral (including, without limitation, any claims in tort, contract, strict liability, Environmental Claim or Environmental Loss) and related attorneys’ fees, other than such as may result from the gross negligence or willful misconduct of Lender, its successors and assigns, and their respective directors, officers and employees). The obligations of Borrower under this Section 6(l) shall survive the expiration of the term of this Agreement. Notwithstanding anything to the contrary in this Agreement, the indemnification of Borrower hereunder shall not apply to any incidental, indirect, consequential, punitive or exemplary damages or damages for lost profits, and Lender waives any right to recover any such damages.

(n)
Financial Covenants. Intentionally Omitted.
(o)
Quarterly Equipment Location Reports. Borrower will provide Lender with quarterly Equipment location written reports within thirty (30) days after the end of each quarter of Borrower’s fiscal year end that specifically identifies such item of Equipment’s specific location as of the date of such quarterly location report for all items of Equipment under the Loan; provided, however that in the event of a Material Adverse Effect, Lender may require Borrower provide Equipment location written reports at any time, at Lender’s request. At Lender’s sole discretion, such quarterly reporting may be permitted to be discontinued after the second anniversary of the Loan.

(p)
Titling and Registration. Borrower shall cause that portion of the Equipment comprised of certificate of title motor vehicles to be titled in the name of Borrower and shall deliver to Lender the original certificate of title with respect to such Equipment, promptly upon receipt thereof. Borrower shall cause such Equipment to be registered in the name of Borrower, and shall take all actions as reasonably may be required to maintain such registration of such Equipment in the name of Borrower.

(q)
Asset Tracking Equipment. Borrower, at its sole cost and expense, shall have asset tracking equipment and devices installed on the Equipment, which such asset tracking equipment process, requirements and reporting shall be at Lender’s sole discretion.
7.
Default. A default shall be deemed to have occurred hereunder (“Default”) upon the occurrence of any of the following: (a) non-payment of an installment of principal and/or interest within five (5) days of when due under the Promissory Note on the applicable payment date; (b) non-payment of any other Obligation within five (5) days after it is due;

(c) failure to maintain, use or operate the Equipment in substantial compliance with Applicable Law (d) failure to obtain, maintain and comply with all of the insurance coverages required under this Agreement; (e) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Agreement; (f) a payment or other default by Borrower or its Affiliates under any loan, lease, guaranty or other financial obligation to Lender or its Affiliates which default entitles the other party to such obligation to exercise remedies; (g) a payment or other default by Borrower or its Affiliates under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared, after all notice and cure periods located therein;

(h) a material inaccuracy in any representation or material breach of warranty by Borrower (including any false or misleading representation or warranty) in any financial statement or Loan Document, including any omission of any substantial contingent or unliquidated liability or claim against Borrower; (i) the failure by Borrower generally to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Agreement or any other Loan Document in any such proceeding;

(j) Borrower shall (1) enter into any transaction of merger or consolidation where Borrower is not the surviving entity (such actions being referred to as an "Event"), unless the surviving entity is organized and existing under the Laws of the United States or any state, and prior to such Event: (A) such Person executes and delivers to Lender (x) an agreement satisfactory to Lender, in its sole discretion, containing such Person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Borrower's Obligations having previously arisen, or then or thereafter arising, under any and all of the Loan Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lender; and (B) Lender is satisfied as to the creditworthiness of such Person, and as to such Person's conformance to the other standard criteria then used by Lender when approving transactions similar to the transactions contemplated in this Agreement; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (k) if Borrower is privately held and effective control of Borrower's voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not controlled by the present holders (unless Borrower shall have provided thirty (30) days' prior written notice to Lender of the proposed disposition and Lender shall have consented thereto in writing); (l) if Borrower is a publicly held corporation and Permitted Holders shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, at least 50% of the issued and outstanding shares of equity interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Holdings;

(m) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement; (n) intentionally omitted; or (o) breach by Borrower of Section 6(l)(2) of this Agreement; or (p) breach by Borrower of any other covenant, condition or agreement (other than those in items (a)-(o)) under this Agreement or any of the other Loan Documents that continues for thirty (30) days after Lender’s written notice to Borrower (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

The occurrence of a Default with respect to any Promissory Note shall, at the sole discretion of Lender (as set forth in a written declaration to Borrower), constitute a Default with respect to any or all of the other Promissory Notes. Notwithstanding anything to the contrary set forth herein, Lender or its assignee(s) (as applicable) may exercise all rights and remedies hereunder or under a Promissory Note independently with respect to each Promissory Note and/or with respect to the Collateral collateralizing such Promissory Note.

8.
Remedies. Upon the occurrence of a Default hereunder, Lender may, at its option, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrower:
(a)
Rights and Remedies. If any Default shall occur and be continuing, Lender may declare the unpaid principal amount of the Promissory Note together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by Borrower to Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Borrower; provided, that, in the case of any Default referred to in Section 7(i), the unpaid principal amount of the Promissory Note together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by Borrower to Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by Borrower. Upon the occurrence and during the continuation of any Default, then in each and every case, Lender shall be entitled to exercise any and all rights and remedies of a secured party under the UCC in effect in any applicable jurisdiction at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower’s sole expense) to forward promptly any or all of the Collateral to Lender at such location as shall reasonably be required by Lender, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(b)
Disposition of Collateral. Subject to any right of Borrower to redeem the Collateral, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

First, to the payment of all expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, attorneys’ fees, court costs and any other expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and Liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender;

Second, to the payment of the Obligations; and

Third, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First” and “Second” above, Lender may collect such deficiency from Borrower.

(c)
Other Rights and Remedies. Lender may exercise any other right or remedy available to it under the Loan Documents or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.
(d)
Costs and Expenses; No Remedy Exclusive. In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder or under the Promissory Note, before, after or during the exercise of any of the foregoing remedies; for all reasonable legal fees and other reasonable costs and expenses incurred by reason of any Default or of the exercise of Lender’s remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. Borrower hereby waives any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Note and agrees to make the payments regardless of any offset or claim which may be asserted by Borrower or on its behalf in connection with this Agreement.

(e)
No Waiver. The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by Borrower or its Affiliates shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

9.
Notices. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by electronic transmission, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective from the date of receipt.
10.
Lender’s Right to Perform for Borrower. (a) Performance and Reimbursement. If Borrower fails to perform or comply with any of its agreements contained herein, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out-of-pocket expenses and other reasonable expenses of Lender thereby incurred, together with interest thereon at the Default Rate, shall be due and payable by Borrower upon demand.

(b) Power of Attorney. Borrower hereby appoints Lender as Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required hereby, but only to the extent that the same relates to the Collateral.

11.
Successors and Assigns. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrower. The rights and obligations of Borrower under this Agreement may not be assigned or delegated. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Promissory Notes, in the Collateral and/or the Obligations held by it to others at any time and from time to time; and Lender may disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower. Borrower hereby grants to any Participant all Liens, rights and remedies of Lender under the provisions of this Agreement or any other documents relating hereto or under applicable laws. Borrower agrees that any Participant may enforce such Liens and exercise such rights and remedies in the same manner as if such Participant were Lender and a direct creditor of Borrower. Upon the request of any Participant, Borrower agrees to promptly execute and deliver to Participant an acknowledgment of the assignment, transfer or sale of participation interest, in form and substance satisfactory to Participant.

BORROWER SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER (OTHER THAN BY ANY PERMITTED LIENS) ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY LOAN, OR ITS INTEREST IN ANY ITEM OF EQUIPMENT, SUBLET ANY SUCH ITEM OR OTHERWISE PERMIT ANY ITEM TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT BORROWER OR AN AFFILIATE OF BORROWER.

12.
Governing Law, Jurisdiction, Venue and Jury Trial Waiver.
(a)
Governing Law. This Loan Agreement and all other documents related thereto, and the rights and obligations of the parties hereunder and thereunder, shall in all respects be governed by and construed in accordance with the internal laws of the State of New York (without regard to conflicts of law principles other than Sections 5-1401 and 5- 1402 of the New York General Obligations Law), including all matters of construction, validity and performance.

(b)
Jurisdiction and Venue. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive any claim to assert that the law of any jurisdiction, other than the State of New York, governs this Loan Agreement or any of the other documents related thereto. Any legal action or proceeding with respect to this Loan Agreement or any related document, shall be brought exclusively in the courts of the State of New York located in the City of New York, or the federal courts for the Southern District of New York, and, by execution and delivery of this Loan Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing herein shall limit the right of the Lender to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Lender determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Agreement and related documents. The parties hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any party may hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(c)
WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY CLAIM, CAUSE OF ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF, IN CONNECTION WITH OR RELATING DIRECTLY OR INDIRECTLY TO THIS LOAN AGREEMENT OR ANY OF THE OTHER RELATED DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS OR SUBJECT MATTER CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).

13.
Miscellaneous.

(a)
Entire Agreement. The Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.
(b)
Survival. All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full.

(c)
Severability. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, Borrower hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect.

(d)
Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
(e)
Expenses. Borrower agrees to pay Lender a fee in the amount of $150,000.00 (equal to 1%) in connection with the execution of the Collateral Schedules hereunder (provided, however, that the minimum aggregate amount of such fees paid hereunder shall be $150,000.00). Borrower also agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with: (1) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder (including, without limitation, filing or recording fees and taxes); (2) collection, including deficiency collections; (3) any amendment, waiver or other modification or waiver of, or consent with respect to, any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; (4) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (5) any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

(f)
Counterparts. This Agreement and all of the other Loan Documents may be executed in counterparts. Photocopies, electronic or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

LENDER:

AQCF Titling Trust, an affiliate of Ansley Park Capital LLC

By: _ Name: Lisa Wheatley

Title: Managing Director, Contracts Administration

120 Cockeysville Road, Suite 200

Cockeysville, MD 21030

BORROWER:

.

Title: Vice President, General Counsel and Secretary

Address: 530 Technology Drive, Suite 300

Irvine, CA 92618

E-mail:

Form of Organization: Corporation

Jurisdiction of Organization: Delawar0 , .

Federal Employer Identification No.:{

THE LEASING CORPORATION

Name: Amanda Mobley

Title: Executive Vice President, Chief Financial Officer and Treasurer

Address: 530 Technology Drive, Suite 300

Irvine, CA 9261

E-mail:

Form of Organization: Corporation Jurisdiction of Organization: Nevada

Federal Employer Identification No.:

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

LENDER: BORROWER:

AQCF Titling Trust, an affiliate of

Ansley Park Capital LLC RUST CONTRUCTORS INC.

By: By: Name: Lisa Wheatley Name: Dylan Ellsworth

Title: Managing Director, Contracts Administration Title: Vice President, General Counsel and

Secretary

120 Cockeysville Road, Suite 200 Address: 530 Technology Drive, Suite 300

Cockeysville, MD 21030 Irvine, CA 92618

E-mail:

Form of Organization: Corporation Jurisdiction of Organization: Delaware

Federal Employer Identification No.:

THE LEASING CORPORATION

By: Name: Amanda Mobley

Title: Executive Vice President, Chief Financial Officer and Treasurer

Address: 530 Technology Drive, Suite 300

Irvine, CA 92618

E-mail:

Form of Organization: Corporation Jurisdiction of Organization: Nevada

Federal Employer Identification No.:

SCHEDULE A DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the Loan Documents) the following respective meanings:

“AECOM Loan Agreement” means that certain Credit, Security and Guaranty Agreement, dated as of May 20, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Alter Domus (US) LLC, in its capacity as administrative agent (“Alter Domus”), AECOM and BHSI, as lenders, and the Loan Parties.

“AECOM Subordination Agreement” means that certain Subordination Agreement, by and among Lender, Alter Domus, AECOM, BHSI, and the Loan Parties, dated as of even date with this Agreement.

“Adverse Environmental Condition” means (i) any Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Contamination at or in any Collateral), or (ii) the violation of any Environmental Law, permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Collateral.

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, fifty (50) percent or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or

(iii) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting Stock, by contract or otherwise.

“Agreement” means this Loan and Security Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative.

“Applicable Law” means any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any Governmental Authority.

“Borrower” means the Person identified as such in the preamble of this Agreement. “BSA” has the meaning assigned to it in Section 6(l) of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing Date" means the date on which a Promissory Note is executed and delivered to Lender pursuant to this Agreement.

“Collateral” has the meaning assigned to it in Section 3 of this Agreement. “Collateral Schedule” has the meaning assigned to it in Section 3 of this Agreement. “Default” has the meaning assigned to it in Section 7 of this Agreement.

“Default Rate” has the meaning assigned to it in Section 2(e) of this Agreement.

“Environmental Claim” shall mean any notice of violation, claim, demand or other order or directive (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse affects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

“Environmental Contamination” shall mean any release, spill, emission, leaking, pumping, injection, deposit, abandonment, disposal, discharge, dispersal, or leaching of any Hazardous Substances into the indoor or outdoor environment.

“Environmental Law” shall mean any Applicable Law, pertaining to health or industrial hygiene (as such relates to the exposure of Hazardous Substances), the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C.

§9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §1361 et seq.), the Occupational Safety and Health Act (19 U.S.C. §651 et seq.), and the Hazardous and Solid Waste Amendments (42 U.S.C. §2601 et seq.), and any analogous foreign, state or local statutes.

“Environmental Loss” shall mean any loss, cost, damage, liability, fine, penalty or expense (including, without limitation, reasonable attorneys’ fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs and damages to, or loss of the use of or decrease in value of the Collateral, arising out of or related to any Adverse Environmental Condition.

“Equipment” has the meaning assigned to it in Section 3 of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event” has the meaning assigned to it in Section 7(j) of this Agreement.

“Event of Loss” has the meaning assigned to it in Section 6(e) of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” has the meaning assigned to it in Section 4(a)(3) of this Agreement. “Guaranty” has the meaning assigned to in Section 4(a)(3) of this Agreement.

“Hazardous Substances” shall mean any “hazardous substances” or “hazardous waste” as defined in CERCLA, including, but not limited to, petroleum and petroleum by-products, asbestos-containing materials, polychlorinated biphenyls, those substances listed in the United States Department of Transportation Table (49 C.F.R. §172.101), explosives, radioactive materials, and all other substances that are regulated or controlled as “hazardous” or “toxic” or as a “pollutant” or “contaminant” by the Environmental Laws.

“IRC” means the Internal Revenue Code of 1986, as now or hereafter amended.

“Lender” has the meaning assigned to it in the preamble of this Agreement and, if at any time Lender shall decide to assign, participate or syndicate all or any of the Obligations, such term shall include each such assignee, Participant or such other members of the syndicate; together with its or their successors and assigns.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, Lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Loan” means the loan in the amount of the aggregate principal amount of all advances and evidenced by the Promissory Note, and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

“Loan Documents” means this Agreement, the Promissory Note, the Collateral Schedule, [the Guaranty], and the other documents and instruments executed pursuant hereto, the financial statements, and all other documents, instruments, certificates and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

“Loan Party” means any Borrower or Guarantor.

“Loan Parties” means collectively all Borrowers and Guarantors.

“Loan Rate” has the meaning assigned to it in Section 2(d) of this Agreement.

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower, (b) Borrower’s ability to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof, (c) the Collateral or the Lien of Lender on the Collateral or the priority of any such Lien, or (d) Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Minimum Actionable Amount” means an amount that would reasonably be expected to result in a Material Adverse Effect.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents (including, without limitation, any Prepayment Fee and/or funding losses), and all principal and interest due in respect of the Loan.

“OFAC” has the meaning assigned to it in Section 6(l) of this Agreement. “Participant” has the meaning assigned to it in Section 11 of this Agreement. “Payment Date” has the meaning assigned to it in the Promissory Note.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Holder” means Mitchell Goldstein, or any entity wholly owned and controlled by him, or trusts primarily for the benefit of him or his descendants.

“Permitted Liens” with respect to the Equipment and Collateral hereunder shall mean:

(a)
Liens granted to, or for the benefit of, Lender to secure the Obligations,

(b)
Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Lender’s Liens and the underlying Taxes, assessments, or charges or levies are the subject of the right of any Loan Party to protest such Taxes, assessments, charges or levies,

(c)
judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute a Default hereunder and are in an amount that is less than $250,000,

(d)
Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of right of any Loan Party to protest such Liens,

(e)
Liens granted pursuant to the AECOM Loan Agreement, solely to secure the debt thereunder; provided that such Liens are at all times subject to the AECOM Subordination Agreement, and

(f)
Liens granted to Berkshire Hathaway Specialty Insurance Company, a Nebraska corporation (“BHSI”), and its successors and assigns and its affiliates pursuant to the obligations of BHSI as a surety thereunder; provided, however that such Liens are at all times subject to the BHSI Subordination Agreement.

“Person” means any individual, sole proprietorship, entity, limited liability entity, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, could under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Premises” has the meaning assigned to it in Section 6(f) of this Agreement.

“Prepayment Fee” means an amount equal to the principal amount outstanding of the Loan to be prepaid on the date of prepayment, multiplied by: 4% if prepayment shall occur (voluntarily by Borrower, upon a Default or otherwise) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date; 3% if prepayment shall occur (voluntarily by Borrower, upon a Default or otherwise) after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date; 2% if prepayment shall occur (voluntarily by Borrower, upon a Default or otherwise) after the third anniversary of the Closing Date and on or before the fourth anniversary of the Closing Date; 1% if prepayment shall occur (voluntarily by Borrower, upon a Default or otherwise) after the fourth anniversary of the Closing Date and on or before the fifth anniversary of the Closing Date; and 0% if prepayment shall occur (voluntarily by Borrower, upon a Default or otherwise) after the fifth anniversary of the Closing Date. Borrower acknowledges and agrees that (i) it could be difficult or impractical to calculate Lender’s actual damages from prepayment for any reason pursuant to Sections 2 or 8 of this Agreement, (ii) the Prepayment Fee is intended to be a fair and reasonable approximation of such damages, and (iii) the Prepayment Fee is not intended to be a penalty.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); (iii) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Promissory Note” has the meaning assigned to it in Section 1(b) of this Agreement. “SEC” has the meaning assigned to it in Section 6(j) of this Agreement.

“Stated Maturity Date” has the meaning assigned to it in the Promissory Note.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

“Title Lien Notation Documents” has the meaning assigned to it in Section 4(b)(1) of this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Lien of Lender on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“UCC Statements” has the meaning assigned to it in Section 3 of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.